ASSET PURCHASE, JOINT VENTURE
                          -----------------------------
                    TERMINATION AND MUTUAL RELEASE AGREEMENT
                    ----------------------------------------


         This Asset Purchase, Joint Venture Termination and Mutual Release Agreement (together with the schedules attached hereto, this "Agreement"), dated as of April 7, 1998, is entered into by and among the following parties:
EMPLOYEE SOLUTIONS, INC., an Arizona corporation ("ESI"), EMPLOYEE SOLUTIONS-EAST, INC., a Georgia corporation ("ESI-East"), EDWARD L. CAIN, JR., an unmarried individual ("Cain"), and THE EDWARD L. CAIN AGENCY, INC., a Georgia corporation ("Agency"). Cain and Agency are sometimes referred to severally and collectively herein as "Seller," and severally and collectively with their Affiliates (as defined below) as the "Seller Group." ESI, ESI-East and their Affiliates are sometimes referred to severally and collectively as the "ESI Group."

                                    RECITALS
                                    --------

                  1. ESI and ESI-East, which is a wholly-owned subsidiary of ESI, are professional employer organizations, which contract with client companies to become the "employer of record" for the client companies' employees ("PEOs"). In their capacity as PEOs, ESI and ESI-East provide employers throughout the United States with comprehensive employee payroll, human resources, and benefits outsourcing services, including payroll processing and reporting, human resources administration, employment regulatory compliance management, risk management/workers' compensation services, retirement and healthcare programs, and other products and services provided directly to worksite employees. All of these activities are referred to herein as the "PEO Business."

                  2. ESI, ESI-East and Cain entered into a Joint Venture Agreement dated as of June 24, 1994, pursuant to which, among other things, Cain, through ESI-East, which was owned 99% by Cain and 1% by ESI, was to market and sell certain types of PEO Business east of the Mississippi River.

                  3. ESI, ESI-East and Cain, in conjunction with the Joint Venture Agreement, entered into an Employment Agreement dated November 11, 1994, with an effective date of June 24, 1994, which was amended and restated in conjunction with the Acquisition Agreement by that Amended and Restated Employment Agreement, with an effective date as of January 1, 1996, and thereafter was modified by an extension letter agreement dated as of October 17, 1997 (collectively, the "Prior Employment Agreement").

                  4. ESI now desires to buy, and Seller desires to sell, all of Seller's Assets (as defined below) on the terms and conditions set forth herein.

                  5. In conjunction with the purchase and sale of Seller's Assets, the parties also desire to address a number of other issues related thereto, and to the Joint Venture Agreement, the Prior Employment Agreement, and all other prior agreements and understandings between any of the parties relating to any of the matters discussed herein or therein (collectively, the "Prior Agreements"), all on the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

         In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

         1. Purchase and Sale of Assets. Subject to and upon the other terms and conditions set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to ESI, and ESI will purchase, the following assets (collectively, the "Assets" or "Seller's Assets"):

         (a) All of Seller's rights to receive commissions or any other type of compensation or payment on any PEO Business, including, but not limited to, PEO Business generated from the customers described on Schedule "1(a)" (the "Customers"), and all of Seller's contract rights relating to the Customers;

         (b) Without limiting Section 1(a) above, all of Seller's rights to the repayment of commission advances, including, but not limited to, obligations to repay commission advances evidenced by a $17,000 promissory note payable from Mike DeSante to Agency and a $13,477.03 promissory note payable from Jeff Moyer to Agency (collectively, the "Transferred Notes"); and

         (c)      The termination of the Joint Venture Agreement.

The Seller's Assets will be conveyed to ESI, and ESI will purchase the Seller's Assets, at the Closing (as defined below). Seller's Assets shall be conveyed free and clear of all liabilities, obligations, liens and encumbrances, except only the following (hereinafter collectively referred to as the "Permitted Exceptions"): (i) those liabilities, obligations, liens and encumbrances in favor of any member of the ESI Group, and (ii) those liabilities for payments of commissions or other sums to producers, sub-producers or other third parties disclosed on Schedule "1(b)", to the extent accruing after the Closing Date, with such payments in the amounts and upon the terms described on Schedule "1(b)" (to the extent accruing after the Closing Date, the "Authorized Continuing Commissions"). The conveyance of Seller's Assets shall be deemed to include any of Seller's contract rights with regard to contracts for Authorized Continuing Commissions. ESI shall only assume the Authorized Continuing Commissions and those obligations which may be imposed upon a transferee payee or holder of the Transferred Notes (provided that any assumption of obligations with respect to the Transferred Notes shall not limit the representations, warranties, covenants, agreements and indemnification obligations of Seller with respect to the Transferred Notes), and shall have no obligation whatsoever to provide any commission payments or other compensation to producers, sub-producers or third parties with respect to any of Seller's Assets.

         2. Payment of Purchase Price. In full payment for the sale, transfer, conveyance, assignment and delivery of Seller's Assets to ESI, and in reliance upon the representations, warranties, agreements and releases, made herein by Seller, ESI will pay the following to Seller at Closing, which payment in shall be by wire transfer and shall be the entire purchase price for Seller's Assets and the other warranties, agreements and releases of Seller set forth herein:
(i) $10,000 to Cain for the termination of the Joint Venture Agreement and for the noncompetition agreement contained in the New Employment Agreement (defined below); and (ii) $505,000 to Agency for the other Seller's Assets. Notwithstanding the preceding sentence, of the amount payable to Agency, (A) $16,418.20 shall be applied directly to the payment of past-due PERC accounts receivable to ESI, and (B) approximately $15,000 shall be applied to past commissions owing from Agency to H.P. Stith, Lynn Hughes and Jeff Bartelt and paid directly by ESI, on behalf of Agency, to those individuals. The sums described in the preceding sentence shall be credited toward the purchase price payment owing from ESI to Agency and shall reduce the joint wire from ESI to Cain and Agency from $515,000 to $483,581.80, with the exact amount of the wire subject to further adjustment based upon the exact amount of the payments to Messrs. Stith, Hughes and Bartelt. Seller also shall provide a full release of the ESI Group from Wayne Wickard (and/or any applicable entity owned or controlled by Wickard) on or before closing with respect to similar commissions owing to Wickard (and/or any such Wickard entity). ESI will make the payment of the entire purchase price to Agency, and Agency shall be solely responsible for apportioning the payment between Cain and itself. Seller acknowledges and agrees that said purchase price constitutes the sole and entire payment from all members of the ESI Group to all members of the Seller Group for the Seller's Assets.

         3.  Closing Matters.

         (a) Time and Place. The closing shall take place on Tuesday, April 7, 1998, or as promptly as possible thereafter, subject to fulfillment of all closing contingencies, in Phoenix, Arizona at the offices of Quarles & Brady (the "Closing" or the "Closing Date"). If Seller elects, ESI will initiate a wire transfer into the trust account of Seller's counsel of funds payable at Closing on the day preceding Closing if ESI has received (i) facsimile signatures from Seller to all of the Closing documents, (ii) confirmation from Seller's counsel that it holds all of such original documents and other Closing deliveries of Seller with unconditional instructions to forward immediately the counterpart originals of all such documents by overnight courier for arrival on the next business day at the offices of Quarles & Brady, and (iii) confirmation from Seller's counsel that any funds wired into the trust account of Seller's counsel will be held by Seller's counsel in trust for ESI at all times prior to Closing and will not be turned over to Seller until ESI and its counsel have received the counterpart original documents from Seller and have confirmed in writing to Seller's counsel that they are in appropriate form, with the further agreement of Seller's counsel to rewire funds back to ESI upon instructions from ESI to do so, in which event, ESI will return all of the Closing deliveries of Seller to Seller. The counterparts for all of the original documents shall be assembled at the offices of Quarles & Brady. Notwithstanding anything herein to the contrary, the Closing also may occur at such other time and place, and in such other manner, as the parties may agree.
         (b) Seller's Deliveries. At the Closing, Seller will deliver to ESI the following items, all duly executed, as applicable, and in form and content acceptable to ESI:

                  (i)  this Agreement;

                  (ii) Bill of Sale and Assignment of Contract Rights attached hereto as Schedule 3(b)(ii);

                  (iii) New Employment  Agreement (including that certain Option
         Grant  Agreement   attached   thereto  as  Schedule  "A"  (the  "Option
         Agreement"));

                  (iv) $350,000 Promissory Note (discussed below);

                  (v)  the  original   Transferred  Notes,  with  an  acceptable
         endorsement to ESI affixed to each Transferred Note;

                  (vi) such other consents and instruments of conveyance, assignment and transfer as may be necessary to vest in ESI good and marketable title to Seller's Assets free from the claims of any third parties, including, but not limited to, the Wickard release, certain other agreements from Wickard and PERC, and certain agreements from Henry Nagel, Steve Naish and Paul Garrigan, subject only to the Permitted Exceptions;

                  (vii) all contracts, files, records, data and documents relating to (A) Seller's Assets and the Authorized Continuing Commissions, and (B) contract and due diligence disclosure documents required pursuant to Section 4(j) below; and

                  (viii) a satisfactory engagement letter with Fried, Frank, Harris et al.

         (c) ESI's and ESI-East's Deliveries. At the Closing, ESI and ESI-East will deliver to Seller the following items, all duly executed, as applicable, and in form and content acceptable to Seller:

                (i)   this Agreement;

                (ii) a wire transfer to Agency (for its benefit and for Cain's benefit) in the approximate amount of $483,581.80;

                (iii) [Reserved];

                (iv) New Employment Agreement (including the Option Agreement); and

                  (v) the following obligations, all instruments evidencing which shall be marked as "canceled and superseded by that $350,000 promissory note from Edward L. Cain, Jr. to Employee Solutions, Inc., dated as of April 7, 1998" (collectively, the "Former Obligations"):
         (A) that certain promissory note dated as of December 31, 1996 in the principal amount of $273,000 from PERC Insurance, Inc., a/k/a Professional Employer Resources Corporation, f/k/a PER Corp. ("PERC"), as maker, to ESI, as payee, and (B) those certain obligations of Cain to ESI in relation to commissions overpaid by ESI to Cain. The Former Obligations shall be deemed automatically released, canceled, voided, superseded, and replaced by and upon the execution of the aforementioned $350,000 note, notwithstanding any failure to so mark instruments evidencing the Former Obligations at Closing.

         4. Representations, Warranties and Covenants of Seller and Agency. Each party comprising Seller, jointly and severally, represents, warrants and covenants to ESI and ESI-East, as of the date of Closing, as follows, which shall be subject to the materiality qualification contained in Subsection 4(l) hereof:

         (a) Organization, Standing and Qualification. Agency is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

         (b) Consents; Authority. Seller has obtained all consents, approvals, authorizations and orders necessary for the execution, delivery and performance of this Agreement, and Seller has the full right, power and authority to enter into this Agreement. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Seller, except those that already have been obtained prior to the Closing.

         (c) Enforceability. This Agreement and all other documents contemplated hereby constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by the general principles of equity).

         (d) Compliance with Laws. Seller has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to Seller's Assets. Neither the execution, delivery nor performance of this Agreement by Seller will, with or without the giving of notice or the passage of time, or both, violate or conflict with any provision of Agency's articles of incorporation or bylaws, or any agreement, understanding, law, ordinance, rule, regulation, order, judgment, decree or other legal or contractual requirement to which Seller is a party or may be bound or affected.

         (e) Litigation. Except as set forth in Schedule "4(e)", to the Knowledge (defined below) of Seller, there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding affecting Seller or Seller's Assets, nor any order, decree or judgment in progress, pending or in effect, or to the Knowledge of Seller threatened, against or relating to Seller or Seller's Assets, and Seller has no Knowledge of any basis for the same.

         (f) Title to Properties. Subject only to the Permitted Exceptions, Seller has good and marketable title to Seller's Assets, free and clear of all liabilities, obligations, liens and encumbrances.

         (g) Customers. To the Knowledge of Seller, but without any due diligence inquiry, there is no reason why any of the Customers would terminate its relationship or materially decrease its PEO Business with the ESI Group after the Closing; provided, however, that Seller does not guarantee that any Customers will continue their relationship with the ESI Group after the Closing.

         (h) [Reserved.]

         (i) No Broker. There are no broker's or finder's fees or obligations due to any persons engaged by Seller, or any of the affiliates, employees, representatives or agents of any of such persons, in connection with the sale of Seller's Assets contemplated by this Agreement, except for the fees and expenses of Seller's counsel and accountants, all of which shall be paid by Seller.

         (j) PEO Business, Contract and Due Diligence Disclosures. Except as listed on Schedules 4(j)(i) through 4(j)(ix), Seller represents and warrants the following (1) with respect to each of Seller and (2) to Seller's Knowledge, with respect to any member of the Seller Group other than Seller:

                  (i) except for the contracts evidencing Agency's obligation to pay Authorized Continuing Commissions, all of which have been provided to ESI, no member of Seller Group, directly or indirectly, has any written or oral contracts, agreements or understandings for conducting any PEO Business;

                  (ii) no member of Seller Group has any business, ownership or pecuniary interest or commitment to purchase any business, ownership or pecuniary interest, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business enterprise or entity (other than in a member of the ESI Group or as a less than five percent (5%) passive shareholder of a publicly-held company) which conducts or, to Seller's Knowledge, plans to conduct any PEO Business;

                  (iii)  no  member  of  Seller   Group  has  any   contract  or
understanding, written or oral, with any PEO Business producer or sub-producer of any kind;

                  (iv) no member of Seller Group has any contract or understanding, written or oral, with Professional Employers Resource Corporation, dba PERC Insurance, Inc., fka PERC Corp., an Indiana corporation ("PERC"), Wayne Wickard or any affiliate of PERC or Wayne Wickard that relates, directly or indirectly, to any PEO Business;

                  (v) no member of Seller Group has placed since January 1, 1996 any PEO Business with any party that is not a member of the ESI Group, other than PEO Business placed with the McClary-Trapp Group (prior to its acquisition by ESI), the "ERC" companies and/or "STI" (prior to their acquisition by ESI), or Prompt Pay, Inc. (prior to its acquisition by ESI);

                  (vi)  except as set  forth in or with  respect  to  Subsection
4(j)(v), no member of Seller Group has placed since January 1, 1996, any workers' compensation PEO Business with any party other than ESI Risk Management Agency;

                  (vii) except for Authorized Continuing Commissions, there are no arrangements whereby any member of Seller Group splits any commissions or other payments on PEO Business with sub-producers or other third parties, and for each commission splitting arrangement, if any, disclosed on Schedule 4(j)(vii), Seller has provided a complete and accurate summary of the arrangements with respect thereto;

                  (viii) true and correct copies of Agency's 1996 and 1997 year end balance sheets and income statements are attached on Schedule 4(j)(viii), which fairly present in all material respects the results of operations of the Agency for the periods presented using a cash basis of accounting; and

                  (ix) no member of Seller Group has conducted any business other than the PEO Business generating revenues in excess of $100,000 for any one year period since and including January 1, 1996.

Seller further represents and warrants that true and complete copies of all contracts disclosed pursuant to this Section 4(j) are attached to the end of the Schedules for Section 4(j).

         (k) Disclosure. No representation or warranty by Seller contained in this Agreement, nor any statement or certificate attached hereto from Seller contains any untrue statement of a material fact, or omits to state any material fact required to make the statements herein or therein contained not misleading.

         (l) Materiality. Notwithstanding the foregoing, no inaccuracy or omission by Seller with respect to the foregoing representations and warranties and the schedules thereto shall be deemed a breach of said provisions until said inaccuracies or omissions cause the ESI Group to sustain damages in excess of $10,000 by reason thereof, at which point, all such inaccuracies or omissions shall be deemed to constitute a breach, and the ESI Group shall be entitled to exercise its rights and remedies hereunder for all damages, including the first $10,000.

         5. Representations, Warranties and Covenants by ESI and ESI-East. ESI and ESI-East, jointly and severally, each represents, warrants and covenants to Seller and Agency, as of the date of the Closing, as follows, which shall be subject to the materiality qualification contained in Subsection (g) hereof:

         (a) Organization. ESI is a corporation duly organized, validly existing and in good standing under the laws of Arizona. ESI-East is a corporation duly organized, validly existing and in good standing under the laws of Georgia.

         (b) Consents; Authority. ESI and ESI-East have obtained all consents, approvals, authorizations and orders necessary for the execution, delivery and performance of this Agreement, and ESI and ESI-East have the full right, power and authority to enter into this Agreement. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by ESI or ESI-East, except those that already have been obtained prior to the Closing.

         (c) Enforceability. This Agreement and all other documents contemplated hereby constitute the legal, valid and binding obligations of ESI and ESI-East, enforceable in accordance with their respective terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by the general principles of equity).

         (d) Compliance With Laws. Neither the execution, delivery nor performance of this Agreement by ESI or ESI-East will, with or without the giving of notice or the passage of time, or both, violate or conflict with any provision of ESI's or ESI-East's articles of incorporation or bylaws, or any agreement, understanding, law, ordinance, rule, regulation, order, judgment, decree or other legal or contractual requirement to which ESI or ESI-East is a party or may be bound or affected.

         (e) No Broker. There are no broker's or finder's fees or obligations due to any persons engaged by ESI or ESI-East, or any of the affiliates, employees, representatives or agents of any such persons in connection with the sale of Seller's Assets contemplated by this Agreement, except for the fees and expenses of ESI's and ESI-East's counsel and accountants, all of which shall be paid by ESI and/or ESI-East.

         (f) Disclosure. No representation or warranty by ESI or ESI-East contained in this Agreement, nor any statement or certificate attached hereto from ESI or ESI-East contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

         (g) Materiality. Notwithstanding the foregoing, no inaccuracy or omission by ESI or ESI-East with respect to the foregoing representations and warranties and the schedules thereto shall be deemed a breach of said provisions until said inaccuracies or omissions cause the Seller Group to sustain damages in excess of $10,000 by reason thereof, at which point, all such inaccuracies or omissions shall be deemed to constitute a breach, and the Seller Group shall be entitled to exercise its rights and remedies hereunder for all damages, including the first $10,000.

         6. New Employment Agreement. At the Closing, ESI, ESI-East and Cain will execute and deliver that Second Amended and Restated Employment Agreement (Edward L. Cain, Jr.), with noncompete and other provisions in form and substance to be agreed upon by the parties (the together with the schedules thereto, "New Employment Agreement"). The New Employment Agreement shall replace and supersede the Prior Employment Agreement, except that certain noncompetition and confidentiality provisions of the Prior Employment Agreement shall continue in the manner specified in the New Employment Agreement.

         7. Termination of Joint Venture Agreement. The Joint Venture Agreement is terminated as of the Closing Date, with all representations, warranties, covenants and provisions of the Joint Venture Agreement, and all rights and remedies of any party thereunder, being terminated immediately as of the Closing Date, regardless of whether such items by their terms were intended to survive such termination. Each party acknowledges this complete and final termination and waives any and all rights and remedies with respect to the Joint Venture Agreement and the Prior Agreements.

         8. Payment of Amounts Owing from Seller to ESI.

                  (a) New Note. In settlement of the Former Obligations, Cain shall execute a promissory note in the principal amount of $350,000, which note shall bear interest at 6% per annum (the "New Note"). The New Note shall be due and payable on February 28, 2000, and if not paid in full by said date, the interest rate shall increase to 10% per annum until payment is received. Except as otherwise provided in the New Note, no payments of principal or interest shall be due upon the New Note prior to its maturity. Without limiting other provisions of the New Note that address the timing for payment of principal and interest, the New Note provides that payments of principal and all accrued and unpaid interest shall be due and payable at an earlier date under the following circumstances:

                           (i) Upon  exercise of any options held by Cain in the
Common Stock of ESI (as described in more detail in the New Employment Agreement), a portion of the principal balance of the New Note, and any accrued and unpaid interest with respect thereto, shall be due (the "Required Payment"), with the principal portion of the Required Payment calculated as follows:

         ($350,000 x  [no. of options currently being exercised/400,000])

Provided, however, that if the net proceeds after Cain's income taxes from the exercise and sale of the options currently being exercised is less than the amount calculated pursuant to the above formula, the "Required Payment" shall be reduced to the amount of such net proceeds. The options shall be governed by
Section 3(d) of the New Employment Agreement and the Option Agreement. As a requirement to the exercise of any options, Seller agrees to cooperate with ESI to ensure payment of the Required Payment in a manner reasonably acceptable to ESI in conjunction with the exercise of options and issuance of the ESI Common Stock. The Required Payment shall be made as quickly as possible after the exercise date, and in no event later than twenty (20) days after the exercise date.

                           (ii) At any time and from time to time after April 7,
1999, when the Average Price (defined below) of ESI's Common Stock is at least $5.00 per share, ESI shall have the right to force Seller upon thirty (30) days' written notice to pay the Required Payment that would be due at such point upon the exercise of all then-vested options by Cain. In such event, Cain agrees to cooperate with ESI to ensure payment of the Required Payment in a manner reasonably acceptable to ESI.

         (b) Remedies for Non Payment. If Cain fails to pay the Required Payment by the applicable deadline, in addition to all other rights and remedies available at law or in equity, ESI shall have the right either (i) to terminate all or any part of the vested options that Cain would have been required to exercise to make the Required Payment, with each such terminated option valued based upon the difference between the Average Price and the exercise price, with the "Average Price" equal to the average of the quoted closing prices for ESI Common Stock for the thirty (30) day period immediately preceding ESI's delivery of the 30-day notice required pursuant to Section 8(a)(ii) above, or (ii) to exercise all or any part of the vested options necessary to make the Required Payment, with each such exercised option valued at the difference between the Average Price and the exercise price, and issue Common Stock pursuant thereto, and to retain all such Common Stock in payment of the Required Payment. Further, if the New Note is not paid in full on or before February 28, 2000, ESI shall have the same rights as set forth in the preceding sentence for the collection of all amounts owing on the New Note, and not just the Required Payment, regardless of whether ESI's Common Stock is trading above or below $5.00 per share at such time.

         (c) Security Interest. To secure repayment of the New Note, Seller hereby pledges to ESI, and grants to ESI a security interest in all of Seller's rights with respect to the options and any Common Stock relating thereto, and agrees to execute any financing statements required by ESI with respect to such security interest.

         (d) Power of Attorney. Seller hereby constitutes and appoints ESI as the true and lawful attorney of Seller with full power of substitution in the name of ESI to institute and prosecute all proceedings which ESI in its sole discretion deems proper to carry out any of the rights granted to ESI in this Section 8, including, but not limited to, the right to exercise the options, to transfer any Common Stock issued upon exercise of the options, and to demand and receive payment from the selling brokerage firm or any purchaser of said Common Stock.

         9 Payment of Authorized Continuing Commissions. After Closing, ESI and/or ESI-East shall pay the Authorized Continuing Commissions in the manner and to the sub-producers set forth on Schedule "1(b)."

         10 Return of Materials. Seller agrees on or before Closing to return to ESI, and to cause the Seller Group and all attorneys, accountants and other parties to whom Seller Group has provided any billing factor worksheets to return to ESI, all billing factor worksheets in their possession. Seller further agrees to leave all ESI Group Materials (defined below) in Seller's possession or located at ESI-East's office in Atlanta, Georgia (the "Office"), at the Office when Seller vacates the same in accordance with the terms of the New Employment Agreement. "ESI Group Materials" shall include, in all forms, including, but not limited to, print, computer disks and databases and other electronic media, all information relating to Customers, pricing and payment information, all information relating to commission payments, rates and structures, all marketing materials, all strategic plans, all billing factor worksheets and any Confidential Information (as defined in the New Employment Agreement), but shall not include any personal notes taken by Cain relating to matters other than customer, price or cost information. Seller represents and warrants on behalf of the Seller Group that, upon vacating the Office, the Seller Group will have returned to ESI all originals and copies of ESI Group Materials and no member of Seller Group will have retained any ESI Group Materials or any copies thereof. The failure of Seller Group to return to ESI or leave behind at the Office any ESI Group Materials in the manner required above, or, with respect to ESI Group Materials discovered after Closing, to turn over the same within forty-eight (48) hours after the earlier of discovery thereof by Seller or demand by ESI shall constitute a material breach of this Agreement and the New Employment Agreement for which no additional cure period shall be required before the exercise by the ESI Group of its rights and remedies.

         11 Securities Class Action Litigation. Cain withdraws his request for separate representation in the securities class action litigation matters presently pending against ESI, Cain and other members of the ESI Group, among others; Cain agrees to conduct a coordinated and common defense with ESI and other defendants against the claims asserted in the securities class action litigation, provided that Cain reserves the right to reinstate his request for separate representation in the event Cain reasonably believes that a conflict of interest has arisen that requires separate representation.

         12       Mutual Releases and Waiver.

         (a) Except as set forth in Subsection (c) below, effective as of the Closing Date, each member of Seller, for himself or itself, and on behalf of his or its present and former officers, directors, shareholders, partners, members, managers, agents and employees, and their separate and respective heirs, personal representatives, successors and assigns, unconditionally and irrevocably releases and forever discharges each member of the ESI Group, and, with respect to each such member, all of its present and former officers, directors, shareholders, partners, members, managers, agents, finders, brokers, attorneys and employees, and their separate and respective heirs, personal representatives, successors and assigns (collectively, the "ESI Entities"), of and from any and all costs, damages, liabilities, claims, demands, actions and causes of actions, whether known or unknown, contingent or matured, and whether arising pursuant to statute, contract, tort or equity, now existing or hereafter acquired, arising from or in any way, directly or indirectly, connected with (i) the Prior Agreements (except those portions of the Prior Agreements that expressly survive pursuant to the New Employment Agreement), or (ii) any acts or omissions of any of the ESI Entities at any time on or prior to the Closing Date.

         (b) Except as set forth in Subsection (c) below, effective as of the Closing Date, each of ESI and ESI-East, for itself and on behalf of its present and former members, managers, officers, directors, partners, shareholders, agents and employees, and their separate and respective heirs, personal representatives, successors and assigns, unconditionally and irrevocably releases and forever discharges each member of Seller, and, with respect to each such member, all of his or its present and former officers, directors, shareholders, partners, members, managers, agents, finders, brokers, attorneys and employees, and their separate and respective heirs, personal representatives, successors and assigns (collectively, the "Seller Entities"), of and from any and all costs, damages, liabilities, claims, demands, actions and causes of actions, whether known or unknown, contingent or matured, and whether arising pursuant to statute, contract, tort or equity, now existing or hereafter acquired, arising from or in any way, directly or indirectly, connected with (i) the Prior Agreements (except those portions of the Prior Agreements that expressly survive pursuant to the New Employment Agreement), or
(ii) any acts or omissions of the Seller Entities at any time on or prior to the Closing Date.

         (c) Notwithstanding anything to the contrary herein, the releases set forth herein shall not release any party from breaches of, or any other obligations or liabilities created by, this Agreement, the New Employment Agreement, the New Note, the Bill of Sale and Assignment of Contract Rights or by any other written agreements or instruments entered into in connection herewith or therewith and which are attached hereto or thereto. All such items are expressly excluded from the releases set forth herein and shall survive the execution hereof.

         13       Indemnification.

         (a) Indemnification by Seller. Each member of Seller, jointly and severally, agrees to indemnify, defend and hold harmless each of the ESI Entities from, against and in respect of (and shall on demand reimburse the ESI Entities for):

                  (i) any and all losses, liabilities or damages suffered or incurred by reason of (A) any untrue representation, breach of warranty or non-fulfillment of any covenant, representation or agreement by Seller contained herein, in the New Employment Agreement, the New Note, the Bill of Sale and Assignment of Contract Rights, or in any other certificate, document or instrument attached hereto or thereto, or (B) any obligations, claims or demands to pay commissions or other compensation to producers, sub-producers or other third parties other than the Authorized Continuing Commissions and as contracted for by the ESI Group after Closing;

                  (ii) any and all losses, liabilities or damages suffered or incurred by reason of any action, suit, proceeding, claim or demand by or on behalf of Legion Insurance Company or any brokers, agents or finders of PERC relating to or arising from Legion's contracts, arrangements and/or understandings with PERC, except for premium payments owing from the ERC Companies to PERC for the period from September 1, 1997 through November 25, 1997, up to, but not exceeding, the amounts set forth on Schedule 13(a)(ii) attached hereto (except for any excess due solely to increases in payroll), which ESI agrees to pay (or to cause the ERC Companies to pay) within seven (7) days following Closing; and

                  (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and reasonable expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the matters referenced in Sections 13(a)(i) and/or 13(a)(ii) above or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this Agreement (including the release set forth herein and this indemnity).

         (b) Indemnification by ESI and ESI-East. ESI and ESI-East, jointly and severally, each hereby agrees to indemnify, defend and hold harmless each of Seller Entities from, against and in respect of (and shall on demand reimburse the Seller Entities for):

                  (i) any and all losses, liabilities or damages suffered or incurred by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant, representation or agreement by ESI or ESI-East contained herein, in the New Employment Agreement, the New Note, the Bill of Sale and Assignment of Contract Rights, or in any other certificate, document or instrument attached hereto or thereto; and

                  (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgements, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this Agreement (including the releases set forth herein and this indemnity).

         (c) Notice and Defense. If at any time a party entitled to indemnification hereunder (the "Indemnitee") shall receive notice of any matter claimed to give rise to indemnification hereunder, the Indemnitee shall promptly give notice thereof (a "Claims Notice") to the party obligated to provide indemnification (the "Indemnitor") therefor. The Claims Notice shall set forth a brief description of the facts and circumstances giving rise to such claim for indemnification, and, if ascertainable, the estimated amount of the losses, liabilities or damages that have been or may be suffered by the Indemnitee. Thereafter, the Indemnitor shall have at its election, the right to settle or defend any such matter at the Indemnitor's sole cost and expense through counsel chosen by the Indemnitor and approved by the Indemnitee (which approval shall not unreasonably be withheld); provided, however, that any such settlement or defense shall be conducted in a manner which is reasonable and not contrary to the Indemnitee's interests and the Indemnitee shall in all events have a right to reasonably veto any settlement or any defense which would jeopardize in any material respect any assets or business of the Indemnitee or any of its affiliates or increase the potential liability of, or create a new liability for, the Indemnitee or any of its affiliates and provided further that the Indemnitor hereby agrees to indemnify the Indemnitee and its affiliates for the manner in which such matter is settled or defended including any failure to pay any such claim which such litigation is pending. In the event that the Indemnitor does so undertake to settle and defend a claim, the Indemnitor shall notify the Indemnitee of its intention to do so in writing within ten (10) business days after receipt of notice from Indemnitee; otherwise Indemnitee may proceed to undertake its own defense. Even if the Indemnitor undertakes to settle or defend a claim, the Indemnitee shall have the right to settle any matter for which a claim for indemnification has been made hereunder upon notice to the Indemnitor and by waiving any right against Indemnitor with respect to such matter. Subject to the above, each party agrees in all cases to cooperate with the defending party and its counsel in the settlement of or defending of any such liabilities or claims. In addition, the non-defending party shall at all times be entitled to monitor such defense through the appointment, at its own cost and expense, of advisory counsel of its own choosing.

         14 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered or sent to the parties at the address set forth below, or at such other address that they designate by notice to all other parties in accordance with this Section. Any party delivering notice to Seller shall deliver it to:

                  Edward L. Cain, Jr.

                  With a copy to:
                  ---------------
                  Richard Haynes, Esq.
                  Layne Vaughn, Esq.
                  4300 Scotland
                  Houston, Texas 77007

                  And a copy to:
                  --------------

                  Chester G. Rosenberg, Esq.
                  McCullough Sherrill, LLP
                  1409 Peachtree Road, N.E.
                  Atlanta, Georgia 30309

Any party delivering notice to ESI or ESI-East shall deliver it to:

                  Marvin D. Brody
                  Chief Executive Officer
                             -and-
                  Paul M. Gales, Esq.
                  Senior Vice President and General Counsel
                  EMPLOYEE SOLUTIONS, INC.
                  6225 North 24th Street
                  Phoenix, Arizona 85016
                  Fax No. (602) 955-1235

All notices and communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of telex or facsimile transmission, on the date of such delivery; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the date of delivery, as evidenced by the certified or registered mail receipt.

         15 Survival of Representations and Warranties. All statements, representations, warranties, indemnities, covenants and agreements made by each of the parties hereto, shall survive the Closing and shall not expire until December 31, 2001. Notwithstanding the previous sentence, any misrepresentations set forth herein or in the Employment Agreement, the New Note, the Bill of Sale and Assignment of Contract Rights or any other written agreements attached hereto or thereto amounting to actual fraud shall survive until the expiration of the applicable statute of limitations for the fraud in question. Claims for violations of representations and warranties shall be subject to the same limitations and mechanics as claims for indemnification. Any party may make a claim for indemnification by sending written notice to the other party or parties hereto on or before midnight M.S.T. on the last date of the time period for survival of the representation and warranty in question. The termination, during the pendency of the prosecution of any claims qualifying for indemnification hereunder, of the rights of an indemnified party to receive indemnification as provided in the Agreement shall not affect any person's right to prosecute to conclusion any claim made by that person prior to the time that the relevant right of indemnity terminates.

         16 Miscellaneous.

         (a) Entire Agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

         (b) No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         (c) Binding Effect; Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, permitted successors, assigns, and beneficiaries-in-interest. Each member of the ESI Group shall be a third party beneficiary hereunder, and shall be entitled to enforce the provisions of this Agreement conveying any right or remedies to such party.

         (d) Headings. The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

         (e) Further Assurances. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

         (g) Governing Law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Arizona applicable to contracts made and to be performed therein, without regard to principles relating to conflicts of laws.

         (h) Arbitration; Exclusive Venue. Any controversy or claim arising out of or relating to this agreement or the breach or validity thereof, whether or not a contract claim, shall be settled exclusively by binding and non-appealable arbitration in Phoenix, Arizona, by one (1) arbitrator selected by the parties, or if the parties cannot agree upon a single arbitrator within thirty (30) days of a party giving notice to the other of a proposed choice for an arbitrator, then by a single arbitrator appointed by the Phoenix Office of the American Arbitration Association; all such proceedings shall be conducted in accordance with the rules of said association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, and the parties consent to the exclusive jurisdiction of the Maricopa County, Arizona courts and the Arizona Federal District Court for this purpose and for all other purposes under this Agreement.

         (i) No Disparagement. Each party agrees that neither it nor any of its Affiliates, officers or directors will make any public statement regarding the transactions contemplated by this Agreement without first consulting the other parties hereto in order than such public statement shall be jointly worded and issued by the parties; each party, however, shall retain the right to make disclosures (A) necessary in the enforcement of such party's rights hereunder, and/or (B) required by any court of competent jurisdiction or any government agency lawfully requiring such disclosures. Further, ESI shall be entitled to make such disclosures as it reasonably concludes are required of it by applicable securities law.

         (j) Costs. If the Defaulting Party defaults in its obligations under this Agreement and, as a result thereof, the Non-Defaulting Party seeks to legally enforce its rights hereunder against the Defaulting Party, then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-

Defaulting Party an amount equal to all reasonable costs and expenses (including reasonable attorneys' fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

         (k) Certain Definitions. "Knowledge" shall mean, with respect to any party, the actual knowledge of that party after due inquiry into the matter to which the knowledge relates. "Affiliate" shall mean (i) any other person that directly or indirectly controls, is controlled by or is under common control with, such person or any of its subsidiaries and (ii) if such person is an individual, any other individual that is a relative (by blood or marriage) of such person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         (l) Incorporation of Schedules. All schedules attached to this Agreement or listed on the page immediately following the signature page hereto are deemed incorporated into this Agreement by this reference and made a part hereof for all purposes. Notwithstanding any provision in this Agreement to the contrary, each time that the Selling Group makes any representation, warranty, covenant or agreement (i) based upon the list of Customers set forth on Schedule 1(a), the Selling Group shall only be deemed as representing, warranting, covenanting and/or agreeing as to the accuracy of Schedule 1(a) to the Knowledge of the Selling Group, without any due diligence inquiry, and (ii) based upon the Authorized Continuing Commission list set forth on Schedule 1(b), the Selling Group shall only be deemed as representing, warranting, covenanting and/or agreeing to the accuracy of Schedule 1(b) to the Knowledge of the Selling Group for all Authorized Continuing Commissions on or before January 15, 1998, and to the Knowledge of the Selling Group without any due diligence inquiry for all Authorized Continuing Commissions after January 15, 1998, through the Closing Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ESI:                                         EMPLOYEE SOLUTIONS, INC., an
                                             Arizona corporation



                                             By: /S/ Marvin D. Brody
                                                -------------------------------
                                                     Marvin D. Brody
                                                     Chief Executive Officer and
                                                     Chairman of the Board


ESI-EAST:                                    EMPLOYEE SOLUTIONS-EAST, INC.,
                                             a Georgia corporation


                                             By: /S/ Marvin D. Brody
                                                -------------------------------
                                                     Marvin D. Brody
                                                     Chief Executive Officer and
                                                     Chairman of the Board


CAIN:                                        /S/ Edward L. Cain, Jr.
                                             ----------------------------------
                                             EDWARD L. CAIN, JR., an unmarried
                                             individual


AGENCY:                                      THE EDWARD L. CAIN AGENCY, INC., a
                                             Georgia corporation



                                             By: /S/ Edward L. Cain, Jr.
                                                -------------------------------
                                                     Edward L. Cain, Jr.
                                                     President
                                       18